Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Magnegas Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Luisa Ingargiola, Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the period ended September 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of Magnegas Corporation.

Date: November 10, 2011

/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Fiancial Officer
(Principal Financial Officer)